Exhibit (d)(1)(xiii)

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Global Bond Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason ClearBridge Aggressive Growth Portfolio

ING Oppenheimer Global Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio

AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Small Cap Growth Portfolio	0.85% of the first $2 billion of assets 0.80% of assets thereafter

ING Columbia Small Cap Value Portfolio	0.75%

ING Davis New York Venture Portfolio	0.80%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Global Bond Portfolio	0.50% on the first $4 billion; 0.475% on the next $1 billion; 0.45% on the next $1 billion; 0.43% on assets thereafter

ING Index Solution 2015 Portfolio	0.10%

ING Index Solution 2025 Portfolio	0.10%

ING Index Solution 2035 Portfolio	0.10%

ING Index Solution 2045 Portfolio	0.10%

ING Index Solution 2055 Portfolio	0.10%

ING Index Solution Income Portfolio	0.10%

ING JPMorgan Mid Cap Value Portfolio	0.75%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Legg Mason ClearBridge Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Oppenheimer Global Portfolio	0.60% of the first $4 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter

ING PIMCO Total Return Portfolio	0.50%

ING Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter

ING Solution 2015 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

ING Solution 2055 Portfolio	0.10%

ING Solution Aggressive Growth Portfolio	0.10%

ING Solution Conservative Portfolio	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING Solution Moderate Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Thornburg Value Portfolio	0.65%

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Van Kampen Comstock Portfolio	0.60%

ING Van Kampen Equity and Income Portfolio	0.55%